Exhibit 99.1

Best Buy® and Clearwire® Unveil Strategic Wholesale Relationship and Plans to
Offer Newly Branded 4G Mobile Broadband Service in the U.S.
•	Best Buy Becomes First Major Wholesaler, Outside of Clearwire’s Strategic Investors, to Join Clearwire’s 4G “Network of Networks” and Offer Service Under the Best Buy Name

•	Best Buy ConnectSM Broadband Service to Offer New 4G Option

•	Customers to Have Choice of Device and Plan That Best Fits Their Mobile Broadband Needs
MINNEAPOLIS and KIRKLAND, Wash. — July 29, 2010 — Clearwire Corporation (NASDAQ: CLWR), a leading provider of wireless broadband services and operator of the fastest 4G network in the country, and Best Buy Connect, LLC, a subsidiary of Best Buy Co., Inc. (NYSE: BBY) today announced the formation of a strategic wholesale relationship in which Best Buy will use Clearwire’s 4G network to offer mobile internet service to customers under the Best Buy Connect service. Beginning in 2011, Best Buy will offer a new 4G tier for its recently introduced Best Buy Connect service. Best Buy Connect was conceived to help accelerate mobile broadband adoption by providing consumers the convenience of one-stop shopping for devices, service activation, billing and customer support from Best Buy.
“Our strategic wholesale agreement with Clearwire will enable Best Buy Connect to leverage the Clearwire 4G network’s speed and bandwidth to deliver compelling new mobile broadband experiences for our customers,” said Jed Stillman, vice president of Best Buy Connect. “This agreement paves the way to providing one-stop shopping and support for mobile broadband as more people become more connected across all kinds of devices. We believe consumers will appreciate the added advantage of relying on Best Buy Connect for both 3G and 4G mobile broadband services beginning next year.”
“Best Buy is at the forefront of providing consumers with the best in consumer electronics products and services, and we are very proud to provide the mobile broadband network that will enable them to offer their own branded 4G service to their broad customer base,” said Teresa Elder, president of strategic partnerships and wholesale at Clearwire. “This new agreement is particularly strategic for our ‘network of networks’ business model. Not only is this one of the first major wholesale agreements beyond our group of strategic investors, but it also demonstrates the interest in our network from companies outside of traditional service providers. We look forward to supporting Best Buy in the months and years ahead.”
4G Coming to Best Buy Connect
Best Buy Connect will offer its customers 4G service options that use the Clearwire network currently available in dozens of cities across the United States, with network coverage expected to continue to expand.
Best Buy Connect joins a growing portfolio of exclusive branded content, connections and services that deliver the advantages of what Best Buy calls the “connected world” easily and seamlessly to consumers. Additional details can be found at www.bestbuy.com/bestbuyconnect. Detailed company information about Clearwire is available at http://www.clearwire.com.
About Best Buy Co., Inc.
With operations in the United States, Canada, Europe, China, Mexico and Turkey, Best Buy is a multinational retailer of technology and entertainment products and services with a commitment to growth and innovation. The Best Buy family of brands and partnerships collectively generates more than $49 billion in annual revenue and includes brands such as Best Buy; Best Buy Mobile; Audiovisions; The

Carphone Warehouse; Future Shop; Geek Squad, Jiangsu Five Star; Magnolia Audio Video; Napster; Pacific Sales; and The Phone House. Approximately 180,000 employees apply their talents to help bring the benefits of these brands to life for customers through retail locations, multiple call centers and Web sites, in-home solutions, product delivery and activities in our communities. Community partnership is central to the way we do business at Best Buy. In fiscal 2010, we donated a combined $25.2 million to improve the vitality of the communities where our employees and customers live and work. For more information about Best Buy, visit www.bestbuy.com
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G network is currently available in areas of the U.S. where approximately 51 million people live and the company plans to continue to expand its 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at http://www.clearwire.com.
Clearwire, CLEAR, the CLEAR logo and super fast mobile internet are trademarks or registered trademarks of Clearwire Communications LLC in the United States and/or other countries. All other company or product names are trademarks of their respective owners.
Forward-Looking Statements
This release, and other written and oral statements made by Best Buy and/or Clearwire from time to time, contains forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; liquidity and financing needs; business prospects; new strategies; the competitive environment and other events. The words “anticipate,” “believe,” “intend,” “plan,” “outlook,” “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of either company’s control, which could cause actual results to differ materially and adversely from such statements.
In the case of Clearwire, some factors that could cause actual results to differ are:
•	Clearwire is an early-stage company with a history of operating losses and it expects to continue to realize significant net losses for the foreseeable future.

•	Clearwire’s current and future plans are subject to a number of conditions and uncertainties, including among others, its ability to manage ongoing market development activities (including the development of over 10,000 sites), its performance in launched markets and its access to additional funding.

•	Clearwire regularly evaluate Its plans, and the company may elect to pursue new or alternative strategies which it believes would be beneficial to the company’s business, including among other things, modifying the pace at which the company builds its 4G mobile broadband networks, augmenting its network coverage in markets it launches, changing its sales and marketing strategy and or acquiring additional spectrum.

•	If Clearwire’s business fails to perform as the company expects, or if the company elects to pursue new plans or strategies, Clearwire may be required to raise substantial additional financing, and if it is unable to raise such financing on acceptable terms it may need to modify its plans accordingly.

•	Clearwire may fail to realize all of the anticipated benefits of the transactions with Sprint and the strategic investors.

•	Clearwire is committed to using commercially reasonable efforts to deploy wireless broadband networks based solely on mobile WiMAX technology, even if there are alternative technologies available in the future that are technologically superior or more cost effective.

•	Clearwire currently depends on its commercial partners to develop and deliver the equipment for its legacy and mobile WiMAX networks.

•	Many of Clearwire’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services.

•	Clearwire’s substantial indebtedness and restrictive debt covenants could limit its financing options and liquidity position and may limit the company’s ability to grow its business.

•	Sprint Nextel Corporation owns a majority of Clearwire’s shares, resulting in Sprint holding a majority voting interest in the company, and Sprint may have, or may develop in the future, interests that may diverge from other stockholders.

•	Future sales of large blocks of Clearwire’s common stock may adversely impact its stock price.
For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in the company’s Annual Report on Form 10-K filed on February 24, 2010 and the Quarterly Report on Form 10-Q filed on May 6, 2010. Clearwire assumes no obligation to update or supplement such forward-looking statements.
In the case of Best Buy, among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company’s ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions and integration challenges relating to new ventures. A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on April 28, 2010. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.
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For More Information:
Clearwire Media and Industry Analyst Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com
Best Buy Public Relations:
Paula Baldwin, 612-291-6126
paula.baldwin@bestbuy.com

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